Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated March 29, 2005, relating to the consolidated financial statements of Crdentia Corp., as of and for the year ended December 31, 2004, and to the reference to our firm under the caption “ Experts” in the Prospectus.

KBA GROUP LLP

Dallas, Texas

February 6, 2006